John W. Hlywak, Jr. (Investors)             Jay Higham        (Media)
Senior Vice President & CFO                 Senior Vice President of Marketing
IntegraMed America, Inc.                    IntegraMed America, Inc.
(914) 251-4143                              (914) 251-4127
email:  jhlywak@integramed.com              email:  jhigham@integramed.com
        ----------------------                      ----------------------
Web Address:  http://www.integramed.com
              -------------------------

                    INTEGRAMED REPORTS FIRST QUARTER RESULTS


Purchase, NY, May 5, 2005 -- IntegraMed America, Inc. (Nasdaq: INMD) today announced financial results for the first quarter ended March 31, 2005.

Reported Results

Total revenues for the first quarter of 2005 were $32.0 million, a 26% increase from $25.4 million for the same period in 2004. The contribution to earnings from operations in the first quarter of 2005 was approximately $3.4 million, a 35.5% increase from $2.5 million reported for the same period in 2004.

Net income for the first quarter of 2005 was $314,000, a 68% increase from the $187,000 net income reported for the first quarter of 2004. Diluted earnings per share for the first quarter of 2005 were $0.08 compared to $0.05 for the same period in 2004.

Management Discussion

"Revenue growth was strong for the first quarter, exceeding expectations as patient volume increased rapidly right at the start of the year after the holiday lull", said Gerardo Canet, Chairman and CEO of IntegraMed. "In comparing the first quarter of 2005 with the first quarter of 2004, the FertilityPartners segment of our business had a 24% revenue growth; Pharmaceutical Services segment revenue grew 26% and FertilityDirect segment, containing the Shared Risk Refund Program and Patient Financing revenues, had revenue growth of 74%," added Mr. Canet.

 "Further, since the beginning of 2005 we added our Southern California FertilityPartner and a FertilityDirect(TM) member to the network. We also launched Fertility Sciences, our joint venture to distribute nutritional supplements aimed at improving male fertility. We are concentrating on expanding our network of member clinics and our product offerings. With the strong momentum demonstrated in the first quarter we intend to build revenue and bottom-line results for all of 2005," said Mr. Canet.

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About IntegraMed America, Inc.

IntegraMed, based in Purchase, NY offers products and services to patients, providers and payers focused on the $2 billion fertility industry. IntegraMed provides business services to a national network of fertility centers; distributes pharmaceutical products and treatment financing programs directly to consumers; and operates http://www.integramed.com, a leading fertility portal.

Investors' Conference Call

Gerardo Canet, Chairman and Chief Executive Officer, Jay Higham, President and Chief Operating Officer and John Hlywak, Senior Vice-President and Chief Financial Officer, will host an investment-community conference call beginning May 6, 2005 at 10:00 a.m. Eastern Time to discuss the above-mentioned results and to answer questions.

To participate in the live call via telephone, please call (800) 374-0146 (domestic) or (706) 634-1307 (international). A telephone replay will be available through May 13, 2005 by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering reservation number 5847829.

Individuals interested in listening to the conference call via the Internet may do so by visiting the Company's web site at www.integramed.com. A replay will be available on the web site for 14 days. For further information regarding IntegraMed, this press release or the conference call, please go to IntegraMed's homepage at www.integramed.com and to IntegraMed's Investor Relations website page at www.corporate-ir.net/ireye/ir_site.zhtml?ticker=INMD&script=400.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant business service contract(s); profitability at Reproductive Science Centers serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission. All information in this press release is as of May 5, 2005 and IntegraMed undertakes no duty to update this information.

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


                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
              (all amounts in thousands, except per share amounts)

                                                                                        For the
                                                                                  three-month period
                                                                                     ended March 31,
                                                                                -----------------------
                                                                                  2005           2004
                                                                                --------      ---------
                                                                                     (unaudited)
Revenues, net
     Fertility Partners, net of Service Rights amortization
       of $354 and $321 for 2005 and 2004, respectively....................      $25,456         $20,598
     Pharmaceutical .......................................................        4,739           3,766
     Fertility Direct......................................................        1,788           1,030
                                                                                --------        --------
     Total revenues........................................................       31,983          25,394
                                                                                --------        --------

Costs of services and sales
     Fertility Partners, including depreciation of $853 and $610...........       22,952          18,549
     Pharmaceutical .......................................................        4,551           3,624
     Fertility Direct......................................................        1,127             746
                                                                                --------        --------
     Total costs of services and sales.....................................       28,630          22,919
                                                                                --------        --------

Contribution
     Fertility Partners....................................................        2,504           2,049
     Pharmaceutical .......................................................          188             142
     Fertility Direct .....................................................          661             284
                                                                                --------        --------
     Total contribution....................................................        3,353           2,475
                                                                                --------        --------

General and administrative expenses, including depreciation
   of $92 and $87..........................................................        2,834           2,142
Interest income............................................................         (100)            (58)
Interest expense...........................................................           97              80
                                                                                --------        --------
     Total other expenses..................................................        2,831           2,164
                                                                                --------        --------

Income before income taxes.................................................          522             311
Income tax provision.......................................................          208             124
                                                                                --------        --------
Net income applicable to Common Stock......................................    $     314        $    187
                                                                               =========        ========

Basic and diluted earnings per share of Common Stock:
     Basic earnings per share..............................................    $    0.09        $   0.05
                                                                               =========        ========
     Diluted earnings per share............................................    $    0.08        $   0.05
                                                                               =========        ========

Weighted average shares - basic............................................        3,646           3,573
                                                                                ========        ========
Weighted average shares - diluted..........................................        3,854           3,814
                                                                                ========        ========

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



                            INTEGRAMED AMERICA, INC.
                           CONSOLIDATED BALANCE SHEETS
                (all amounts in thousands, except share amounts)


                                                                                            March 31,   December 31,
                                                                                              2005          2004
                                                                                            --------     -----------
ASSETS
Current assets:
   Cash and cash equivalents...........................................................      $ 5,333       $11,300
   Due from Medical Practices, net.....................................................       11,097         8,130
   Pharmaceutical sales accounts receivable, net.......................................        1,469         1,259
   Deferred taxes......................................................................        1,898         1,950
   Prepaids and other current assets...................................................        3,850         2,043
                                                                                             -------       -------
       Total current assets............................................................       23,647        24,682

Fixed assets, net......................................................................       16,001        14,868
Exclusive Service Rights, net..........................................................       23,491        20,519
Deferred taxes.........................................................................        1,291         1,366
Other assets...........................................................................          527           410
                                                                                             -------       -------

       Total assets....................................................................      $64,957       $61,845
                                                                                             =======       =======


                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable....................................................................    $     782      $    519
   Accrued liabilities.................................................................        7,280         7,451
   Current portion of long-term notes payable and other obligations....................        2,219         2,218
   Patient deposits....................................................................       16,955        14,193
                                                                                             -------       -------

       Total current liabilities.......................................................       27,236        24,381
                                                                                             -------       -------

Long-term notes payable and other obligations..........................................        2,717         3,021
                                                                                             -------       -------

Commitments and Contingencies

Shareholders' equity:
   Common Stock........................................................................           37            36
   Capital in excess of par............................................................       48,785        48,467
   Treasury Stock......................................................................         (461)         (337)
   Deferred Compensation ..............................................................         (241)         (293)
   Accumulated deficit.................................................................      (13,116)      (13,430)
                                                                                             -------       -------
       Total shareholders' equity......................................................       35,004        34,443
                                                                                             -------       -------

       Total liabilities and shareholders' equity......................................      $64,957       $61,845
                                                                                             =======       =======
